UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 10, 2011

AllianceBernstein l.p.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2011, AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AB Holding”) announced that John B. Howard, Chief Financial Officer of AllianceBernstein, AB Holding and AllianceBernstein Corporation (“Corporation”), general partner of AllianceBernstein and AB Holding, had informed the company on January 10, 2011 that he will leave AllianceBernstein to return to his former employer, AQR Capital Management, to resume his former role as Chief Operating Officer.  Mr. Howard will remain with AllianceBernstein until February 15, 2011 in order to oversee the release of fourth quarter 2010 earnings and assist with the transition.

The company also announced that Edward J. Farrell, age 50, will serve as Interim Chief Financial Officer while continuing to serve as Corporate Controller, effective immediately.

Mr. Farrell, a Certified Public Accountant, joined AllianceBernstein in 2003 as a Senior Vice President and Corporate Controller. He also serves as the Chief Financial Officer for Sanford C. Bernstein & Co., LLC.  From 1994 to 2003, he worked at Nomura Securities International, Inc., where he was a Managing Director and held various senior finance positions including Chief Financial Officer. Prior to joining Nomura, Mr. Farrell spent 10 years in various finance positions at Salomon Brothers Inc.  He also worked at PricewaterhouseCoopers LLP.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

AllianceBernstein is furnishing a news release announcing that John B. Howard, Chief Financial Officer, informed the company on January 10, 2011 that he will be leaving AllianceBernstein on February 15, 2011 to return to his former employer, AQR Capital Management, to resume his former role as Chief Operating Officer.  The company also announced that Edward J. Farrell will serve as Interim Chief Financial Officer while continuing to serve as Corporate Controller, effective immediately.  Our news release (“News Release”) relating to this managerial change is attached hereto as Exhibit 99.01.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein l.p.

Dated: January 12, 2011	By:	/s/ Laurence E. Cranch
General Counsel